Exhibit 99.2

Beyond Meat® Announces $100 Million New Senior Secured Financing from Ahimsa Foundation Affiliate

EL SEGUNDO, Calif. — May 7, 2025 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or the “Company”), a leader in plant-based meat, today announced it has successfully closed on a financing facility providing up to $100 million in new senior secured debt from Unprocessed Foods, LLC (“Unprocessed Foods”), an affiliate of Ahimsa Foundation, a non-profit organization focused on advocating for plant-based diets.

“This facility provides us with additional liquidity as we advance our strategic priorities and invest opportunistically to help us drive our growth plans,” said Beyond Meat Founder, President, and CEO Ethan Brown. “We are pleased to welcome a new investor who deeply understands our industry and is mission-aligned with our plant-based ethos. In addition to securing access to this substantial new financing, we are continuing to evaluate opportunities to further strengthen our balance sheet and best position our business for the future.”

Shaleen Shah, President of Ahimsa Foundation, said, “Beyond Meat is a category-leading business with exceptional products, a strong commitment to nutrition and ingredient integrity, and a globally recognized brand. This reflects our expectation to be invested in Beyond Meat’s growth and success for the long term.”

Under the terms of the financing agreement, Unprocessed Foods has provided Beyond Meat with a senior secured delayed-draw term loan facility of $100 million. Any drawdowns on the facility would accrue interest of 12.0% prior to the initial maturity date of February 7, 2030, and 17.5% following that date, in each case, payable in kind. The initial maturity date may be extended with the consent of both parties until May 7, 2035. Beyond Meat will use any proceeds for general corporate purposes.

As part of the transaction, Unprocessed Foods will receive warrants in proportion to the amount drawn down on the facility, giving them the right to purchase up to 12.5% of Beyond Meat’s currently outstanding shares at an exercise price of 115% of the average of daily volume weighted average prices for the 30-day period beginning May 8, 2025, with a minimum and maximum exercise price of $2.00 and $3.75, respectively.

Complete terms will be disclosed in a Form 8-K to be filed by Beyond Meat with the SEC.

Latham & Watkins LLP served as legal counsel and PJT Partners LP served as investment banker to the Company on the financing transaction.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0 mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads, and LinkedIn.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements” within the meaning of federal securities laws, including but not limited to statements regarding the terms of, and the Company’s expectations regarding, the transaction with an affiliate of Ahimsa Foundation. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made in this release, including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 5, 2025 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2025 to be filed with the SEC, as well as other factors described from time to time in Beyond Meat’s filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Media:

Shira Zackai

shira.zackai@beyondmeat.com

Investors:

Raphael Gross

beyondmeat@icrinc.com